Exhibit 99.1

News Release	News Release

Magnum Hunter Resources Reports

Second Quarter and YTD 2015 Financial and Operating Results

Irving, TX — (Marketwired) — August 7, 2015 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company” or “Magnum Hunter”) announced today financial and operating results for the three and six months ended June 30, 2015.  The Company plans to file its Form 10-Q for the quarter ended June 30, 2015 with the Securities and Exchange Commission later today, Friday, August 7, 2015.  Highlights of the Company’s financial and operating results include the following:

•                  Mid-year proved reserves grew to 801.8 Bcfe, an increase of 60% from year-end 2014

•                  Reported production of 126.0 MMcfe/d (21.0 MBoe/d) and pro-forma production(a) of 144.0 MMcfe/d (24.0 MBoe/d) for second quarter 2015; pro-forma production increased 37% over actual reported production for the prior year comparable quarter

•                  Second quarter 2015 production mix of 68% natural gas, 17% NGLs and 15% oil

•                  Average realized natural gas price for second quarter 2015 was $1.67 per Mcf (a $1.06 per Mcf negative differential to the average NYMEX price for the period)

•                  Recent record throughput volumes on Eureka Hunter Pipeline System of approximately 700,000 MMBtu/d

•                  Production costs per Mcfe for second quarter 2015 declined 8.2% to $0.82, compared to the prior year comparable quarter

•                  Recurring general and administrative expenses(b) for second quarter 2015 were $0.39 per Mcfe, a 64% decrease over the prior year comparable quarter

•                  Adjusted EBITDAX(b) for second quarter 2015 was $7.5 million

•                  Net loss of ($0.15) per diluted share reported for second quarter 2015

•                  Closed on the sale of ~5,210 net leasehold acres in Tyler County, West Virginia, resulting in net cash proceeds of $37.6 million including post-closing adjustments

•                  ~201,000 net leasehold acres in two core plays, of which ~76,000 net acres located in the Marcellus Shale and ~125,000 net acres located in the Utica Shale

(a)         Pro-forma production includes approximately 18.0 MMcfe/d associated with previously shut in production which was turned to sales in late June 2015, relating primarily to the Company’s WVDNR pad.

(b)         See Non-GAAP Financial Measures and Reconciliations below.

Financial and Operating Results for the Three Months Ended June 30, 2015

Oil and gas production increased 20% for the three months ended June 30, 2015 to ~11.5 Bcfe (~1.9 MMBoe), or an average of ~126.0 MMcfe (~21.0 MBoe) per day (68% natural gas, 17% NGLs and 15% oil), compared with production of ~9.6 Bcfe (~1.6 MMBoe), or an average of ~105.3 MMcfe (~17.5 MBoe) per day (58% natural gas, 27% oil and 15% NGLs) for the three months ended June 30, 2014. The increase in production was attributable primarily to the Company’s expanded 2014 drilling program in its core areas of operations and higher production volumes from its Marcellus Shale and Utica Shale wells.

Magnum Hunter reported a decrease in oil and gas revenues of 60% to $33.4 million for the three months ended June 30, 2015, compared with $83.8 million for the three months ended June 30, 2014. Revenues decreased during the quarter ended June 30, 2015 due primarily to decreases in the prices received for oil, natural gas and NGLs, partially offset by higher production volumes from the Company’s Marcellus Shale and Utica Shale wells.

The Company reported a net loss of ($30.5) million attributable to common shareholders, or ($0.15) per basic and diluted common shares outstanding, for the three months ended June 30, 2015, compared with a net loss of ($80.0) million, or ($0.43) per basic and diluted common shares outstanding, for the three months ended June 30, 2014.  When adjusted for a combination of non-cash expenses and non-recurring gains on asset sales, the Company’s adjusted net loss attributable to common shareholders for the three months ended June 30, 2015 was ($0.23) per basic and diluted common shares outstanding (See Non-GAAP Financial Measures and Reconciliations below).

For the three months ended June 30, 2015, Magnum Hunter’s Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Exploration Expense (“Adjusted EBITDAX”) was $7.5 million, compared with $52.3 million for the three months ended June 30, 2014 (See Non-GAAP Financial Measures and Reconciliations below), a decrease of 86%.  The decrease in Adjusted EBITDAX was due primarily to the continued dramatic downturn in commodity prices for the quarter ended June 30, 2015. Recurring general and administrative expenses per Mcfe for the three months ended June 30, 2015 decreased 64% to $0.39 per Mcfe from $1.09 per Mcfe for the three months ended June 30, 2014, due primarily to (i) reduced professional services, (ii) reduced reliance on external consultants and (iii) decreased salaries and personnel expenses (See Non-GAAP Financial Measures and Reconciliations below).  The Company anticipates that its reliance on third-party consultants will continue to substantially decrease, which, combined with reductions in corporate offices and headcount, will further reduce its recurring general and administrative expenses per Mcfe during the remainder of fiscal year 2015.

Mid-Year 2015 Proved Reserves

As of June 30, 2015, the Company’s estimated total proved reserves were 801.8 Bcfe, compared with estimated total proved reserves at year-end 2014 of 502.5 Bcfe, an increase of approximately 60%. The proved reserves growth was attributable primarily to an increase in proved undeveloped (“PUD”) reserves, resulting from the addition by the Company of 17 new Utica Shale PUD locations and 23 new Marcellus Shale PUD locations. These new PUD locations were the result of recent significant production results from the Company’s Utica Shale and Marcellus Shale acreage positions in Ohio, completion of new drilling units offsetting existing proved developed producing (“PDP”) wells and additional locations within existing PDP units. The Company expects to continue to increase its proved reserves in the Utica Shale, where it presently owns ~125,000 net leasehold acres. The Company continues to work to complete the formation of approximately 54 additional drilling units within its core Utica Shale and Marcellus Shale acreage positions. At June 30, 2015, the Appalachian Basin (including properties in the Marcellus Shale and Utica Shale in West Virginia and Ohio and properties in Kentucky) accounted for approximately 96% of Magnum Hunter’s total proved reserves volumes, and the Williston Basin in North Dakota accounted for the remaining approximately 4% of the Company’s total proved reserves volumes. The proved reserves information for the second quarter of 2015 contained in this press release is estimated based on evaluations conducted by the Company’s internal geological and engineering team, and such information has not been audited or reviewed by the Company’s third-party independent engineering consultants or any other third party.

Capital Expenditures and Existing Liquidity

The Company’s upstream capital expenditure budget for fiscal year 2015 is $100 million. The Company’s upstream capital expenditure budget may be reduced or increased depending on realized prices for its natural gas, NGLs and oil, investment opportunities, continued effective implementation of cost reduction initiatives, including reduction of oil and gas field service costs, and funding allocations. The Company has allocated approximately $70 million of its upstream capital expenditure budget to its Marcellus Shale and Utica Shale exploration and development drilling program in West Virginia and Ohio, approximately $10 million to its properties in the Williston Basin/Bakken Shale in North Dakota (substantially all of which are non-operated) and approximately $20 million for additional leasehold acreage acquisitions in the Marcellus Shale and Utica Shale plays.

For the three months ended June 30, 2015, total upstream capital expenditures were $13.0 million, of which $7.0 million and $2.0 million constituted drilling and completion capital for the Appalachian and Williston Basins, respectively. Leasehold acquisition expenditures for the three months ended June 30, 2015 were $4.0 million, predominately all of which were in the Utica Shale and Marcellus Shale plays.  For the six months ended June 30, 2015, total upstream capital expenditures were $60.0 million, of which $26.0 million and $13.0 million constituted drilling and completion capital for the Appalachian and Williston Basins, respectively.  Leasehold acquisition expenditures for the six months ended June 30, 2015 were $21.0 million, predominately all of which were in the Utica Shale and Marcellus Shale plays.

Magnum Hunter believes that its internally generated cash flows and additional liquidity sources, including but not limited to proceeds from non-core asset sales, the sale of 100% of its equity interest in Eureka Hunter, potential capital markets transactions and planned strategic initiatives that the Company is actively pursuing, will provide it with sufficient liquidity to fund its fiscal 2015 capital expenditure budget.

On May 7, 2015, the Company terminated certain open “in the money” commodity derivatives positions. Following the May 2015 borrowing base redetermination under the Company’s Senior Revolving Credit Facility, which redetermination took into account the termination of all such open commodity derivatives positions, the Company’s borrowing base under its Senior Revolving Credit Facility was maintained at $50 million.  The Company received approximately $11.8 million in cash proceeds from the termination of its open commodity derivatives positions.

Subsequent to June 30, 2015, the Company has entered into a series of new commodity derivatives contracts.  As of August 7, 2015, the Company has entered into natural gas costless collars covering 80,000 MMBtu/d with an average floor and ceiling price of $2.66 per MMBtu and $3.15 per MMBtu, respectively, for the remainder of calendar year 2015.  In addition, the Company has entered into oil costless collars covering 1,500 Bbl/d with an average floor and ceiling price of $45.00 per Bbl and $48.00 per Bbl, respectively, for the remainder of calendar year 2015.  The Company has also entered into a fixed priced swap for August 2015 for 1,500 barrels of oil per day at a price of $44.65 per Bbl.

2015 Liquidity Events

As previously disclosed, the Company has recently completed a leasehold acreage sale and is actively working on a number of other strategic initiatives to enhance the Company’s overall liquidity throughout 2015.

•                  On June 18, 2015, the Company closed on the sale of certain non-core undeveloped and unproven leasehold acreage located in Tyler County, West Virginia to an independent oil and gas exploration company. At closing, the Company received total consideration of approximately $33.6 million in cash, subject to post-closing adjustments for any title defects and for remediation of asserted title defects. These post-closing adjustments resulted in a net increase in the cash sales price of approximately $4.0 million, which increased the total cash sales price to approximately $37.6 million. The properties sold consisted of ownership interests in approximately 5,210 net leasehold acres and included no existing production or proved reserves.

•                  As previously disclosed on June 25, 2015, the Company announced its intention to pursue the sale of 100% of its equity ownership interest in Eureka Hunter Holdings, LLC.  Based upon current market conditions, the Company believes that a sale of all of its equity interest in Eureka Hunter Holdings could generate approximately $460 - $600 million in cash proceeds to Magnum Hunter. The Company is in discussions with a number of third parties regarding this potential sale transaction.

•                  Magnum Hunter is currently negotiating with a third party regarding a joint venture pursuant to which the Company would contribute certain Utica Shale unproved, undeveloped leasehold acreage located in Ohio and in return would receive a combination of up-front cash and funding for future capital expenditures to develop the acreage in the total amount of approximately $450 million.

•                  The Company is working to establish an asset management agreement for the marketing by a third party of certain of the Company’s natural gas production whereby the third party will also agree to provide credit support to certain interstate pipeline companies in replacement of the Company’s firm transportation letters of credit, resulting in the cancellation of the letters of credit and a corresponding increase in borrowing capacity under the Company’s Senior Revolving Credit Facility of ~$39.0 million.

•                  The Company maintains a shelf registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on April 22, 2015.  As of August 6, 2015 the Company has raised approximately $31.1 million in net proceeds from the issuance of common stock.

Operations

2015 Production and Capital Guidance Update

As previously disclosed in connection with Magnum Hunter’s 2015 production guidance, the Company expects average daily production for 2015 of approximately 174 — 198 MMcfe/d (29.0 — 33.0 MBoe/d). Contingent on closing of the liquidity initiatives referred to above, along with anticipated further service cost reductions, the Company plans to begin certain completion operations in West Virginia and Ohio.

During the second quarter of 2015, the Company had a significant amount of production shut-in as it removed temporary production facilities and installed permanent facilities on certain pads.  The notable shut-in pads during the second quarter included the WVDNR Pad #6, located in Wetzel County, West Virginia, which was shut-in for the majority of the second quarter and returned to sales on June 27, 2015. This shut-in affected seven of the Company’s Marcellus Shale wells, and associated production of approximately 31,800 Mcfe/d.  In addition, several wells on the Company’s Stalder Pad, located in Monroe County, Ohio, were shut-in from mid-May 2015 until early June 2015.  These dry Utica Shale wells could account for approximately 28,000 Mcfe/d of production.  Furthermore, the Stalder #2MH and #3UH were shut in for the entire second quarter of 2015 and are planned to return to sales in the third quarter of 2015.

Marcellus Shale

Magnum Hunter currently has approximately 44 net horizontal wells producing from the Marcellus Shale. As of January 1, 2015, Magnum Hunter chose to stop all drilling and completion operations in the Marcellus Shale play due to the drop in commodity prices and the expectation that a significant reduction in service related costs would occur. The Company has five new Marcellus Shale wells which have been top hole drilled in West Virginia but not yet completed.

Utica Shale

Magnum Hunter currently has four net horizontal wells producing from the Utica Shale. As of January 1, 2015, Magnum Hunter chose to stop all drilling and completion operations due to the drop in commodity prices and the expectation that a significant reduction in service related costs would occur.  Two net Utica Shale wells have been drilled, and three net Utica Shale wells are in various stages of the drilling and completion phase.  The Company anticipates these wells will be put on production prior to year-end 2015.

Price Realizations

Magnum Hunter’s average realized natural gas price for the second quarter of 2015 was $1.67 per Mcf, a $1.06 per Mcf negative differential to the average NYMEX price for the period.  Magnum Hunter’s average realized oil price for the second quarter of 2015 was $52.31 per barrel, a $7.51 per barrel negative differential to the average WTI price for the period.  Magnum Hunter’s average realized NGLs price for the second quarter of 2015 was $16.51 per barrel, or ~28% of the average WTI price for the period.

Eureka Hunter Pipeline

Eureka Hunter Pipeline is currently gathering approximately 650,000 MMBtu per day of natural gas.  Eureka Hunter is continuing to expand the pipeline infrastructure throughout Monroe and Washington Counties in Ohio and Ritchie County, West Virginia.  Also, an additional compressor station installed at Tallgrass’s REX pipeline has given Eureka Hunter the ability to move approximately 600,000 MMBtu at this pipeline interconnect.  Eureka Hunter anticipates gathering volumes to approximate 900,000 MMBtu per day by the end of 2015.  As previously disclosed, the Company has announced its intention to pursue the sale of 100% of its equity ownership interest in Eureka Hunter Holdings.  Offers have been received and negotiations with third parties are continuing.

Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter, commented, “The energy industry continues to experience serious headwinds that predominantly revolve around low commodity prices.  We recognized this early and subsequently stopped all drilling and completion operations at the beginning of the year.  We continue in a capital preservation mode until we complete the various projects we have been working on to enhance our balance sheet and capital position. These include a Utica joint venture and the sale of our equity ownership interest in our mid-stream division, Eureka Hunter.  Our goal is to substantially reduce our overall indebtedness and fixed charges.  In preparation of these events, we hired a new Executive Vice President and Chief Operating Officer, Keith Yankowsky, which was announced late yesterday.  We recognized that to be successful during a possible extended low commodity price environment, we have to be “best in class”.  We have assembled over 200,000 net acres of high quality leases in West Virginia and Ohio.  Now we must drive economics by reducing our all-in funding costs and increasing our ultimate recoveries on each well drilled.  We should be able to discover reserves in this region, due to superior rock quality, at finding costs as low as any other part of the country.  We are positioning ourselves to be able to accomplish this goal which will significantly add to shareholder value.”

Non-GAAP Financial Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this release.

Magnum Hunter defines adjusted income (loss) as reported net income (loss) attributable to common shareholders, plus non-recurring and non-cash items which include (i) exploration expense, (ii) impairment of proved oil and gas properties, (iii) impairment of other operating assets, (iv) non-cash stock compensation expense, (v) non-cash 401k matching expense, (vi) non-recurring transaction and other expense, (vii) unrealized (gain) loss on investments, (viii) interest expense — fees, (ix) unrealized (gain) loss on derivatives, (x) (gain) loss on sale of assets, (xi) income tax expense (benefit), (xii) gain on dilution of interest in Eureka Hunter Holdings, (xiii) (gain) loss from sale of discontinued operations and (xiv) income from discontinued operations.

Magnum Hunter defines Adjusted EBITDAX as net income (loss) from continuing operations before (i) net interest expense, (ii) (gain) loss on sale of assets, (iii) depletion, depreciation, amortization and accretion, (iv) impairment of proved oil and gas properties, (v) impairment of other operating assets, (vi) exploration expense, (vii) non-cash stock compensation expense, (viii) non-cash 401k matching expense, (ix) non-recurring transaction and other expense, (x) unrealized (gain) loss on investments, (xi) income tax expense (benefit) and (xii) unrealized (gain) loss on derivatives.  Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.

Magnum Hunter defines recurring cash G&A as total general and administrative expenses before (i) non-cash stock compensation and (ii) acquisition and other non-recurring expense.

Management believes these non-GAAP financial measures facilitate evaluation of the Company’s business on a “normalized” or recurring basis and without giving effect to certain non-cash expenses and other items, thereby providing management, investors and analysts with comparative information for evaluating the Company in relation to other oil and gas companies providing corresponding non-GAAP financial measures.  These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP, and the reconciliations to the closest corresponding GAAP measure should be reviewed carefully.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are an Irving, Texas based independent exploration and production company engaged in the acquisition, development and production of natural gas, natural gas liquids and crude oil, primarily in the States of West Virginia and Ohio. The Company is presently active in two of the most prolific unconventional shale resource plays in North America, the Marcellus Shale and Utica Shale located in Northwest West Virginia and Southeast Ohio.

Availability of Information on the Company’s Website

Magnum Hunter is providing a reminder that it makes available on its website (at www.magnumhunterresources.com) a variety of information for investors, analysts and the media, including the following:

•                  annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after the material is electronically filed with or furnished to the Securities and Exchange Commission;

•                  the most recent version of the Company’s Investor Presentation slide deck;

•                  announcements of conference calls, webcasts, investor conferences, speeches and other events at which Company executives may discuss the Company and its business and archives or transcripts of such events;

•                  press releases regarding annual and quarterly earnings, operational developments, legal developments and other matters; and

•                  corporate governance information, including the Company’s corporate governance guidelines, committee charters, code of conduct and other governance-related matters.

Magnum Hunter’s goal is to maintain its website as the authoritative portal through which visitors can easily access current information about the Company.  Over time, the Company intends for its website to become a primary channel for public dissemination of important information about the Company.  Investors, analysts, media and other interested persons are encouraged to visit the Company’s website frequently.

Certain information included on the Company’s website constitutes forward-looking statements and is subject to the qualifications under the heading “Forward-Looking Statements” below and in the Company’s Investor Presentation slide deck.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Magnum Hunter believes that the expectations reflected in the forward-looking statements are reasonable, Magnum Hunter can give no assurance that such expectations will prove to be correct. Furthermore, Magnum Hunter cannot provide assurance as to whether or when it will be able to consummate the strategic initiatives to enhance the Company’s overall liquidity that it is actively pursuing or other liquidity enhancing transactions, or, if any such strategic initiatives or other liquidity enhancing transactions are consummated, whether they will be on the terms contemplated or will provide Magnum Hunter with sufficient liquidity to meet its cash flow needs or maintain compliance with the financial and other covenants in Magnum Hunter’s debt agreements. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Magnum Hunter with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Magnum Hunter with the SEC, including Magnum Hunter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Magnum Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED RESULTS OF OPERATIONS

 (Continuting Operations)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Oil and natural gas revenue and production
Revenues (in thousands, U.S. Dollars)
Oil	$15,087	$41,506	$24,631	$76,859
Natural gas	13,023	28,264	44,883	55,784
NGLs	5,308	14,002	13,295	27,094
Total oil and natural gas sales	33,418	83,772	82,809	159,737

Production
Oil (MBbl)	288	427	605	853
Natural gas (MMcf)	7,809	5,506	18,752	10,455
NGLs (MBbl)	322	251	635	480
Total (MMcfe)	11,469	9,578	26,190	18,452
MMcfe/d	126.0	105.3	144.7	101.9

Average prices
Oil (Bbl)	$52.31	$97.13	$40.73	$90.15
Natural gas (Mcf)	$1.67	$5.13	$2.39	$5.34
NGLs (Bbl)	$16.51	$55.71	$20.94	$56.42
Total average price (per Mcfe)	$2.91	$8.75	$3.16	$8.66

Costs and expenses (per Mcfe)
Production costs	$0.82	$1.06	$0.88	$1.26
Severance tax and marketing	$0.15	$0.60	$0.17	$0.58
Transporation, processing, and other related costs	$0.93	$0.71	$1.18	$1.02
Exploration	$0.13	$0.96	$0.38	$1.36
Impairment of proved oil and natural gas property	$0.01	$0.02	$0.53	$0.92
Depletion, depreciation and accretion	$1.95	$3.34	$3.06	$3.13
General and administrative expense	$0.98	$1.96	$0.92	$1.78

Other segments (in thousands)
Midstream natural gas gathering, processing and marketing revenues	$472	$39,646	$930	$65,757
Midstream natural gas gathering, processing and marketing expenses	$184	$38,536	$678	$65,432
Oilfield services revenues	$5,393	$5,954	$10,258	$11,575
Oilfield services expenses	$4,678	$4,089	$8,889	$8,036

MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,818	$53,180
Accounts receivable:
Oil and natural gas sales	14,561	21,514
Joint interests and other, net of allowance for doubtful accounts of $508 at June 30, 2015 and $308 at December 31, 2014	10,914	23,888
Derivative assets	27	16,586
Inventory	2,491	2,268
Investments	2,447	3,864
Prepaid expenses and other assets	2,106	4,091
Total current assets	41,364	125,391

PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method of accounting, net	1,049,370	1,098,235
Gas transportation, gathering and processing equipment and other, net	76,031	77,423
Total property, plant and equipment, net	1,125,401	1,175,658

OTHER ASSETS
Deferred financing costs, net of amortization of $16,747 at June 30, 2015 and $15,099 at December 31, 2014	21,252	22,856
Other assets	929	3,928
Assets of discontinued operations	345,318	347,191
Total assets	$1,534,264	$1,675,024

MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30,	December 31,
	2015	2014
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$9,854	$10,770
Accounts payable	95,090	135,697
Accounts payable to related parties	6,154	90
Accrued liabilities	21,588	20,277
Revenue payable	7,428	5,450
Derivative liabilities	490	—
Other liabilities	2,340	1,356
Total current liabilities	142,944	173,640

NONCURRENT LIABILITIES
Long-term debt, net of current portion	938,685	937,963
Asset retirement obligations, net of current portion	25,944	26,229
Other long-term liabilities	5,465	5,337
Total liabilities	1,113,038	1,143,169

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK
Series C Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”), cumulative dividend rate 10.25% per annum, 4,000,000 authorized, 4,000,000 issued and outstanding as of June 30, 2015 and December 31, 2014, with a liquidation preference of $25.00 per share	100,000	100,000

SHAREHOLDERS’ EQUITY
Preferred stock 10,000,000 shares authorized, including authorized shares of Series C Preferred Stock
Series D Cumulative Preferred Stock (“Series D Preferred Stock”), cumulative dividend rate 8.0% per annum, 5,750,000 authorized, 4,424,889 issued and outstanding as of June 30, 2015 and December 31, 2014, with a liquidation preference of $50.00 per share	221,244	221,244
Series E Cumulative Convertible Preferred Stock (“Series E Preferred Stock”), cumulative dividend rate 8.0% per annum, 12,000 authorized, 3,803 issued and 3,722 outstanding as of June 30, 2015 and December 31, 2014, with a liquidation preference of $25,000 per share	95,069	95,069
Common stock, $0.01 par value per share, 350,000,000 shares authorized, and 213,963,234 and 201,420,701 issued, and 213,048,282 and 200,505,749 outstanding as of June 30, 2015 and December 31, 2014, respectively	2,140	2,014
Additional paid in capital	936,323	909,783
Accumulated deficit	(929,836)	(784,546)
Accumulated other comprehensive income (loss)	230	(7,765)
Treasury stock, at cost:
Series E Preferred Stock, 81 shares as of June 30, 2015 and December 31, 2014	(2,030)	(2,030)
Common stock, 914,952 shares as of June 30, 2015 and December 31, 2014	(1,914)	(1,914)
Total shareholders’ equity	321,226	431,855
Total liabilities and shareholders’ equity	$1,534,264	$1,675,024

MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
REVENUES AND OTHER
Oil and natural gas sales	$33,418	$83,772	$82,809	$159,737
Midstream natural gas gathering, processing, and marketing	472	39,646	930	65,757
Oilfield services	5,393	5,954	10,258	11,575
Other revenue	243	276	925	449
Total revenue	39,526	129,648	94,922	237,518
OPERATING EXPENSES
Production costs	9,351	10,186	23,156	23,242
Severance taxes and marketing	1,759	5,729	4,582	10,704
Transportation, processing, and other related costs	10,625	6,835	30,962	18,868
Exploration	1,479	9,186	9,969	25,110
Impairment of proved oil and gas properties	95	158	13,949	16,912
Midstream natural gas gathering, processing, and marketing	184	38,536	678	65,432
Oilfield services	4,678	4,089	8,889	8,036
Depletion, depreciation, amortization and accretion	22,313	32,026	80,063	57,756
Loss (gain) on sale of assets, net	(26,744)	(687)	(28,396)	3,388
General and administrative	11,257	18,776	24,029	32,770
Total operating expenses	34,997	124,834	167,881	262,218
OPERATING INCOME (LOSS)	4,529	4,814	(72,959)	(24,700)
OTHER INCOME (EXPENSE)
Interest income	49	41	98	86
Interest expense	(24,102)	(19,876)	(47,567)	(37,891)
Gain (loss) derivative contracts, net	(325)	(3,006)	2,777	(8,595)
Loss from equity method investment	(87)	(135)	(318)	(357)
Other income (expense)	(146)	471	(7,753)	427
Total other expense, net	(24,611)	(22,505)	(52,763)	(46,330)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(20,082)	(17,691)	(125,722)	(71,030)
Income tax	—	—	—	—
LOSS FROM CONTINUING OPERATIONS, NET OF TAX	(20,082)	(17,691)	(125,722)	(71,030)
Gain on dilution of interest in Eureka Hunter Holdings, LLC, net of tax	—	—	2,390	—
Income from discontinued operations, net of tax	(1,594)	(42,524)	(4,263)	(42,373)
Loss disposal of discontinued operations, net of tax	—	(5,212)	—	(13,725)
NET LOSS	(21,676)	(65,427)	(127,595)	(127,128)
Net loss attributed to non-controlling interests	—	780	—	889
LOSS ATTRIBUTABLE TO MAGNUM HUNTER RESOURCES CORPORATION	(21,676)	(64,647)	(127,595)	(126,239)
Dividends on preferred stock	(8,847)	(8,848)	(17,695)	(17,668)
Dividends on preferred stock of discontinued operations	—	(6,482)	—	(12,558)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(30,523)	$(79,977)	$(145,290)	$(156,465)
Weighted average number of common shares outstanding, basic and diluted	208,077,253	184,479,312	204,517,663	178,346,940
Loss from continuing operations per share, basic and diluted	$(0.14)	$(0.14)	$(0.70)	$(0.49)
Loss from discontinued operations per share, basic and diluted	(0.01)	(0.29)	(0.01)	(0.39)
NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.15)	$(0.43)	$(0.71)	$(0.88)

AMOUNTS ATTRIBUTABLE TO MAGNUM HUNTER RESOURCES CORPORATION
Loss from continuing operations, net of tax	$(20,082)	$(16,911)	$(125,722)	$(70,141)
Loss from discontinued operations, net of tax	(1,594)	(47,736)	(1,873)	(56,098)
Net loss	$(21,676)	$(64,647)	$(127,595)	$(126,239)

MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(127,595)	$(127,128)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	80,063	65,361
Exploration	8,769	22,489
Impairment of proved oil and gas properties	13,949	158
Impairment of other operating assets	—	616
Share-based compensation	4,837	3,375
Cash paid for plugging wells	—	(27)
Loss (gain) on sale of assets	(28,396)	35,761
Loss (gain) on derivative contracts	(2,777)	42,489
Cash proceeds (payment) on settlement of derivative contracts	19,826	(4,551)
Gain on dilution of interest in Eureka Hunter Holdings	(2,390)	—
Loss from equity method investment	4,581	403
Other than temporary impairment on investment	8,992	—
Amortization and write-off of deferred financing costs and discount on Senior Notes included in interest expense	2,313	7,740
Changes in operating assets and liabilities:
Accounts receivable, net	18,240	(15,588)
Inventory	(223)	3,475
Prepaid expenses and other current assets	2,118	(1,147)
Accounts payable	45,915	(23,817)
Revenue payable	2,051	5,204
Accrued liabilities	1,687	3,934
Net cash provided by operating activities	51,960	18,747
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures and advances	(136,635)	(257,469)
Change in deposits and other long-term assets	2,745	(2,406)
Proceeds from sale of assets	34,186	74,503
Net cash used in investing activities	(99,704)	(185,372)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	21,829	178,575
Proceeds from sale of Eureka Hunter Holdings Series A Preferred Units	—	11,956
Proceeds from exercise of warrants and options	—	8,761
Preferred stock dividends	(17,695)	(23,646)
Repayments of debt	(5,860)	(197,216)
Proceeds from borrowings on debt	5,000	161,616
Deferred financing costs	(44)	(6,042)
Change in other long-term liabilities	128	(13)
Net cash provided by financing activities	3,358	133,991
Effect of changes in exchange rate on cash	24	41
NET DECREASE IN CASH AND CASH EQUIVALENTS	(44,362)	(32,593)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	53,180	41,713
CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,818	$9,120

Magnum Hunter Resources Reconciliations (Unaudited)

	Three Months Ended		Six Months Ended
Adjusted Loss per Common Share Reconciliation	June 30,		June 30,
($ in thousands)	2015	2014 (1)	2015	2014 (1)

Net loss attributable to common shareholders - reported	$(30,523)	$(79,977)	$(145,290)	$(156,465)

Non-recurring and non-cash items:
Exploration expense	1,479	9,186	9,969	25,110
Impairment of proved oil and gas properties	95	158	13,949	16,912
Non-cash: stock compensation expense	1,653	2,225	4,837	3,194
Non-cash: 401k matching expense	240	269	588	537
Non-recurring transaction and other expense	5,180	6,073	8,444	13,163
Unrealized loss on investments	87	135	9,310	357
Interest expense - fees	840	3,939	1,647	4,807
Unrealized (gain) loss on derivatives	(792)	739	417	4,044
(Gain) loss on sale of assets	(26,744)	(687)	(28,396)	3,388
Gain on dilution of interest in Eureka Hunter Holdings	—	—	(2,390)	—
Loss from sale of discontinued operations	—	5,212	—	13,725
Loss from discontinued operations	1,594	42,524	4,263	42,373

Total non-recurring and non-cash items	$(16,368)	$69,773	$22,638	$127,610

Net loss attributable to common shareholders - as adjusted	$(46,891)	$(10,204)	$(122,652)	$(28,855)

Net loss attributable to common shareholders - as adjusted	$(0.23)	$(0.06)	$(0.60)	$(0.16)

Weighted Average Shares	208,077,253	184,479,312	204,517,663	178,346,940

(1)  Information for the three and six months ended June 30, 2014 has been adjusted to present the results of operations of Magnum Hunter Production, Inc. in continuing operations and the results of operations of Eureka Hunter Holdings, LLC in discontinued operations.

	Three Months Ended		Six Months Ended
Adjusted EBITDAX Reconciliation	June 30,		June 30,
($ in thousands)	2015	2014 (1)	2015	2014 (1)

Net loss from continuing operations	$(20,082)	$(17,691)	$(125,722)	$(71,030)
Net Interest expense	24,053	19,835	47,469	37,805
(Gain) loss on sale of assets	(26,744)	(687)	(28,396)	3,388
Depletion, depreciation, amortization and accretion	22,313	32,026	80,063	57,756
Impairment of proved oil and gas properties	95	158	13,949	16,912
Exploration expense	1,479	9,186	9,969	25,110
Non-cash stock compensation expense	1,653	2,225	4,837	3,194
Non-cash 401k matching expense	240	269	588	537
Non-recurring transaction and other expense	5,180	6,073	8,444	13,163
Unrealized loss on investments	87	135	9,310	357
Unrealized (gain) loss on derivatives	(792)	739	417	4,044
Total Adjusted EBITDAX	$7,482	$52,268	$20,928	$91,236

(1)  Information for the three and six months ended June 30, 2014 has been adjusted to present the results of operations of Magnum Hunter Production, Inc. in continuing operations and to present the results of operations of Eureka Hunter Holdings, LLC in discontinued operations.

	Three Months Ended		Six Months Ended
Recurring Cash G&A Reconciliation	June 30,		June 30,
($ in thousands)	2015	2014 (1)	2015	2014 (1)

Total G&A	$11,257	$18,776	$24,029	$32,770

Adjustments:
Non-cash stock compensation	1,653	2,225	4,837	3,194
Acquisition and other non-recurring expense	5,180	6,073	8,444	13,163
Recurring Cash G&A	$4,424	$10,478	$10,748	$16,413

Recurring Cash G&A Per Mcfe	$0.39	$1.09	$0.41	$0.89

(1)  Information for the three and six months ended June 30, 2014 has been adjusted to present the results of operations of Magnum Hunter Production, Inc. in continuing operations and to present the results of operations of Eureka Hunter Holdings, LLC in discontinued operations.

Contact:

Mark Schuck

AVP Financial Planning and Investor Relations

ir@magnumhunterresources.com

469-444-1643